UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (date of earliest event reported):
December 6, 2007

Unify Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

     2101 Arena Boulevard
Sacramento, California 95834
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(916) 928-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

     On December 3, 2007, Unify Corporation (the “Company”) determined that due to an accounting error it would restate its consolidated financial statements for the fiscal year ended April 30, 2007 included in its 2007 Annual Report on Form 10-K and its condensed consolidated financial statements for the quarters ended January 31, 2007 and July 31, 2007 (the “Restatement”). The decision to restate the consolidated financial statements was made by the Audit Committee of the Company’s Board of Directors. The Audit Committee, following consultation with management, concluded that the Company’s consolidated financial statements should no longer be relied upon due to this error. The Company currently expects to complete and file its periodic reports for the quarters ended January 31, 2007 and the July 31, 2007 and the fiscal year ended April 30, 2007, by December 17, 2007. These reports will contain the restated amounts for previously reported periods.

     The restatement reflects the Company’s identification of an error related to the accounting for the acquisition of Gupta Technologies LLC (“Gupta”) in November 2006. The acquisition of Gutpa was part of a purchase and exchange agreement whereby, in addition to acquiring Gupta, the Company also sold its Insurance Risk Management Division. In accounting for the purchase and exchange transaction, the Company incorrectly capitalized $384,000 in future payments as direct costs of the sale and acquisition. The future payments of $384,000 have now been determined to be indirect costs of the sale and should have been expensed. This error was identified by our auditors, Grant Thornton LLP, as a part of routine discussions with the Company during their quarterly review of the Company’s financial statements for the quarter ended October 31, 2007. The Restatement increases the Company’s loss from discontinued operations for fiscal 2007 and the quarter ended January 31, 2007 by $384,000 and increases the Company’s net loss by the same amount. The Restatement also decreases the amount reported as goodwill by $384,000 as of April 30, 2007 and the quarters ended January 31, 2007 and July 31, 2007. In a press release dated November 29, 2007 the Company indicated the amount of the error was believed to be $734,000 and stated the error would have no impact on the equity position of the Company. Upon further review of the transaction, we determined that $350,000 of the accrued expense for future payments had been properly expensed leaving only a balance of $384,000 that should have been expensed. The Company considers the error to be a significant control deficiency relative to the process of accounting for complex non-routine transactions. In the future, the Company will engage an outside accounting expert to advise it regarding any complex non-routine transactions to ensure accounting entries are properly recorded.

     The Company’s management and the Audit Committee have discussed the matters disclosed in this current report on Form 8-K with Grant Thornton LLP, the Company’s independent registered public accounting firm who agree a restatement is necessary.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2007

By:     /s/ Steven Bonham
        _______________________
        Steven Bonham
        Vice President and CFO
        (Principal Financial and Accounting Officer)